EXHIBIT 99.1

Nanophase Reports Continued Cash Flow Improvement During Third Quarter of 2012

ROMEOVILLE, Ill., Oct. 31, 2012 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported revenue of $2.1 million for the third quarter and revenue of $7.3 million for the nine month period ended September 30, 2012.

Nanophase CEO and President Jess Jankowski commented, "Our year is shaping up well. As we've said previously, 2012 will be better balanced than 2011, in terms of quarterly revenue distribution, and we still expect 2012 to exceed 2011 in total revenue. Additionally, we expect to continue reporting progress year over year in terms of the bottom line. Things fell into place nicely in the third quarter and we expect the fourth quarter to significantly exceed last year's. We continue to reduce our operating cost while expanding our capabilities and pipeline opportunities. I'm looking forward to sharing more during our call tomorrow."

Third Quarter 2012 Financial Highlights

  Revenue for the third quarter was $2.1 million compared to revenue of $2.2 million for the comparable 2011 quarter. Gross margin was 25% for the third quarter 2012, vs. 16% during the third quarter 2011.

  The net loss for the quarter was $0.7 million, or a loss of $0.02 per share, compared to a net loss $1.0 million, or $0.05 per share, for the comparable 2011 quarter.

  The Company finished the quarter with approximately $4.6 million in cash and cash equivalents on the balance sheet; the company has no debt.

Nine months ended September 30, 2012 Financial Highlights

  Revenue for the first nine months of 2012 was $7.3 million, compared to $8.0 million in the first nine months of 2011. Gross margin was 27% and 28% for the first nine months of 2012 and 2011, respectively.

  The net loss for the nine month period ended September 30, 2012 was $1.8 million, or a loss of $0.08 per share, compared to a net loss of $2.1 million, or $0.10 per share, for the comparable 2011 period.

Third Quarter 2012 Conference Call

The Nanophase conference call, to be hosted by Jess Jankowski, the Company's CEO and President, is scheduled for November 1, 2012, at 10:00 a.m. CDT, 11:00 a.m. EDT. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007. The conference ID is 33482624. Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company's website, at www.nanophase.com, by clicking on the link under News Center and Calendar of Events to listen to a webcast of the event.

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements

This press release contains words such as "expects," "shall," "will," "believes," and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company's current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company's dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company's nanocrystalline materials; the Company's manufacturing capacity and product mix flexibility in light of customer demand; the Company's limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company's dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company's Form 10-K filed March 29, 2012. In addition, the Company's forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

ASSETS	September 30, 2012 (Unaudited)	December 31, 2011

Current assets:
Cash and cash equivalents	$ 4,565,558	$ 2,693,623
Investments	30,000	30,000
Trade accounts receivable, less allowance for doubtful accounts of $6,000 on September 30, 2012 and December 31, 2011	869,660	878,600
Other receivable	--	13,712
Inventories, net	1,291,989	1,338,210
Prepaid expenses and other current assets	268,346	391,466
Total current assets	7,025,553	5,345,611

Equipment and leasehold improvements, net	3,218,327	3,713,082
Other assets, net	30,453	32,318
	$ 10,274,333	$ 9,091,011

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	$ 33,961	$ --
Deferred other revenue	67,998	--
Accounts payable	605,474	319,706
Accrued expenses	561,235	383,425
Accrued discount liabilities	34,888	116,103
Total current liabilities	1,303,556	819,234

Long-term portion of capital lease obligations	71,602	--
Long-term deferred rent	636,122	647,404
Asset retirement obligation	152,554	148,515
Total long-term liabilities	860,278	795,919

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	--	--
Common stock, $.01 par value, 35,000,000 shares authorized; 28,458,162 and 21,208,162 shares issued and outstanding on September 30, 2012 and December 31, 2011, respectively	284,582	212,082
Additional paid-in capital	95,444,015	93,070,979
Accumulated deficit	(87,618,098)	(85,807,203)
Total stockholders' equity	8,110,499	7,475,858
	$ 10,274,333	$ 9,091,011

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

	(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Revenue:
Product revenue, net	$ 2,028,529	$ 2,164,697	$ 7,061,504	$ 7,706,487
Other revenue	72,435	78,217	231,591	245,321
Net revenue	2,100,964	2,242,914	7,293,095	7,951,808

Operating expense:
Cost of revenue	1,571,575	1,894,001	5,349,594	5,699,089
Gross profit	529,389	348,913	1,943,501	2,252,719

Research and development expense	396,503	421,597	1,210,168	1,282,618
Selling, general and administrative expense	789,169	935,857	2,546,334	3,063,446
Loss from operations	(656,283)	(1,008,541)	(1,813,001)	(2,093,345)
Interest income	--	591	--	3,929
Interest expense	(2,056)	(1,965)	(5,093)	(3,763)
Other, net	--	--	7,199	(43)
Loss before provision for income taxes	(658,339)	(1,009,915)	(1,810,895)	(2,093,222)
Provision for income taxes	--	--	--	--
Net loss	$ (658,339)	$ (1,009,915)	$ (1,810,895)	$ (2,093,222)

Net loss per share- basic and diluted	$ (0.02)	$ (0.05)	$ (0.08)	$ (0.10)

Weighted average number of basic and diluted common shares outstanding	26,960,880	21,207,597	23,139,731	21,205,320

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

	(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Revenue:
Product revenue, net	$ 2,028,529	$ 2,164,697	$ 7,061,504	$ 7,706,487
Other revenue	72,435	78,217	231,591	245,321
Net revenue	2,100,964	2,242,914	7,293,095	7,951,808

Operating expense:
Cost of revenue detail:
Depreciation	186,661	223,219	585,055	668,564
Non-Cash equity compensation	7,166	8,619	24,549	31,887
Other costs of revenue	1,377,748	1,662,163	4,739,994	4,998,638
Cost of revenue	1,571,575	1,894,001	5,349,594	5,699,089
Gross profit	529,389	348,913	1,943,501	2,252,719

Research and development expense detail:
Depreciation	35,684	36,108	102,034	108,052
Non-Cash equity compensation	18,628	22,092	63,167	70,320
Other research and development expense	342,191	363,397	1,044,966	1,104,246
Research and development expense	396,503	421,597	1,210,168	1,282,618

Selling, general and administrative expense detail:
Depreciation and amortization	21,518	22,116	62,577	68,591
Non-Cash equity compensation	36,881	19,677	134,957	149,311
Other selling, general and administrative expense	730,770	894,064	2,348,801	2,845,544
Selling, general and administrative expense	789,169	935,857	2,546,334	3,063,446
Loss from operations	(656,283)	(1,008,541)	(1,813,001)	(2,093,345)
Interest income	--	591	--	3,929
Interest expense	(2,056)	(1,965)	(5,093)	(3,763)
Other, net	--	--	7,199	(43)
Loss before provision for income taxes	(658,339)	(1,009,915)	(1,810,895)	(2,093,222)
Provision for income taxes	--	--	--	--
Net loss	$ (658,339)	$ (1,009,915)	$ (1,810,895)	$ (2,093,222)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	2,056	1,374	5,093	(166)
Addback Depreciation/Amortization	243,863	281,443	749,666	845,207
Addback Non-Cash Equity Compensation	62,675	50,388	222,673	251,518

Adjusted EBITDA	$ (349,745)	$ (676,710)	$ (833,463)	$ (996,663)
CONTACT: COMPANY CONTACT
         Nancy Baldwin
         Investor Relations
         630-771-6708